UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 2021

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2020, the Board of Directors of Pacific Biosciences of California, Inc. (the “Company”) appointed Mark Van Oene to the role of Chief Operating Officer and designated him as the Company’s principal operating officer, and appointed Peter Fromen to the role of Chief Commercial Officer, effective in each case upon his commencement of employment with the Company on January 8, 2021 (the “Effective Date”).

Mr. Van Oene, age 48, previously served as Senior Vice President and Chief Commercial Officer of Illumina, Inc. (“Illumina”), a provider of DNA sequencing systems, since 2017. Since joining Illumina in 2006, Mr. Van Oene held various positions, including Senior Vice President and General Manager, Americas Commercial Operations, and Vice President, Global Sales. Mr. Van Oene holds a B.S. in biochemistry from Western University.

Under the terms of his offer letter, Mr. Van Oene will receive an annual base salary of $550,000, as well as a one-time signing bonus of $200,000 subject to pro rata repayment if he resigns prior to completing 12 months of employment. Mr. Van Oene will have an annual target bonus opportunity equal to 60% of his base salary, subject to achieving specified performance goals.

Mr. Fromen, age 46, previously served as Global Vice President of Population Genomics and Precision Health of Illumina since 2019. Since joining Illumina in 2007, Mr. Fromen held various positions, including Senior Director of Investor Relations, Senior Director of Product Marketing Applications, Services and Automation, and Senior Director of Market Development and Product Marketing Genomic Solutions. Mr. Fromen holds a B.A. in History from Kenyon College and an M.B.A. from Arizona State University, W.P. Carey School of Business.

Under the terms of his offer letter, Mr. Fromen will receive an annual base salary of $425,000, as well as a one-time signing bonus of $125,000 subject to pro rata repayment if he resigns prior to completing 12 months of employment, and relocation expenses of up to $100,000. Mr. Fromen will have an annual target bonus opportunity equal to 50% of his base salary, subject to achieving specified performance goals.

Mr. Van Oene’s offer letter provides for the grant to him of a stock option to purchase a total of 750,000 shares of the Company’s common stock, and Mr. Fromen’s offer letter provides for the grant to him of a stock option to purchase a total of 320,000 shares of the Company’s common stock, in each case under the Company’s 2020 Inducement Equity Incentive Plan (the “Plan”) with an exercise price per share equal to the fair market value per share on the date of grant, which will be scheduled to vest as to 1/4th of the shares subject to the option on the 1-year anniversary of the Effective Date and as to 1/48th of the shares each month thereafter, subject to each of their continued employment with the Company through each applicable vesting date. The offer letter to Mr. Van Oene also provides for the grant of an award of restricted stock units under the Plan covering 335,000 shares of the Company’s common stock, and Mr. Fromen’s offer letter provides for the grant of an award of restricted stock units under the Plan covering 160,000 shares of the Company’s common stock, in each case that will be scheduled to vest as to 1/4th of such shares on each anniversary of the grant date, subject in each case to the individual’s continued employment with the Company through each applicable vesting date. The foregoing description of the key terms of the offer letters for Mr. Van Oene and Mr. Fromen does not purport to be complete and is qualified in its entirety by the full text of such offer letters, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Mr. Van Oene and Mr. Fromen will each also be eligible to enter into a change in control and severance agreement with the Company, which will provide that if the Company terminates his employment for a reason other than “cause,” his death or his “disability,” or his resignation for “good reason,” as applicable, he would be entitled to: (i) continued payments of base salary for 12 months from the date of termination of employment; (ii) Company-paid COBRA continuation coverage for up to 12 months; and (iii) if such termination occurs upon or within 12 months following a change in control of the Company: (a) vesting acceleration of 100% of the unvested portion of his then-outstanding equity awards, with any performance-based awards having any performance goals then subject to such awards being deemed achieved at 100% of target levels, unless specifically provided otherwise under the applicable performance-based award agreement; (b) a lump sum cash payment equal to his annualized base salary, prorated for the number of days during which he was employed with the Company; and (c) a bonus equal to his annualized target bonus for the year in which the termination occurs, prorated based on the number of days he was employed with the Company or its successor. The severance benefits under the change in control and severance agreement will be subject to Mr. Van Oene and Mr. Fromen, as applicable, entering into and not revoking a separation agreement and release of claims with the Company. The foregoing description of the key terms of the change in control and severance agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

There is no arrangement or understanding between either Mr. Van Oene or Mr. Fromen and any other persons pursuant to which Mr. Van Oene and Mr. Fromen were selected as Chief Operating Officer and Chief Commercial Officer, respectively. There are no family relationships between either Mr. Van Oene or Mr. Fromen and any director or executive officer of the Company, and no transactions involving either of them that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the press release dated January 8, 2021 announcing the appointments of Messrs. Van Oene and Fromen is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Act of 1933, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

5

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 8, 2021 titled “Pacific Biosciences of California, Inc. Announces Appointments of Mark Van Oene as Chief Operating Officer and Peter Fromen as Chief Commercial Officer.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Eric E. Schaefer
Eric E. Schaefer
Vice President and Chief Accounting Officer

Date: January 8, 2021